Exhibit 99.1
Ames True Temper Reports Second Quarter Fiscal 2010 Results
CAMP HILL, Pennsylvania, May 14, 2010 — ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of the thirteen week period ended April 3, 2010 (Q2 2010).
Second Quarter Fiscal 2010 Results
Net sales for Q2 2010 were $139.4 million, a 2.0% decrease over $142.3 million in Q2 2009 (thirteen week period ended March 28, 2009). Net income for Q2 2010 was $8.0 million, compared to net income of $2.2 million for Q2 2009. Adjusted EBITDA (which is reconciled to net income on the attached table) for Q2 2010 was $22.3 million compared to $17.2 million for Q2 2009.
“Q2 results reflect our focus on continuous improvement in our business and our attention to the details. Operational efficiency improvements along with disciplined product line management helped drive our Q2 results,” stated President and CEO Duane Greenly.
Borrowings outstanding under our revolving loan were $28.5 million at April 3, 2010, a decrease of $53.6 million from $82.1 million at March 28, 2009. Availability under our revolving loan was $85.0 million at April 3, 2010.
“In addition to our improvements in Operating Income and Adjusted EBITDA, we have reduced our debt year over year. We are pleased with our progress on improving cash availability and reducing leverage,” stated CFO Dave Nuti.
Year-to-Date Fiscal 2010 Results
Net sales for YTD 2010 (twenty-six week period ended April 3, 2010) were $225.8 million, a 3.8% decrease compared to $234.6 million for YTD 2009 (twenty-six week period ended March 28, 2009). Net income for YTD 2010 was $9.4 million, compared to an $8.1 million net loss for YTD 2009. Adjusted EBITDA (which is reconciled to net income (loss) on the attached table) for YTD 2010 was $38.1 million compared to $34.9 million for YTD 2009.
Ames True Temper, Inc. is a global provider of non-powered landscaping products that make work easier for homeowners and professionals.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “estimates,” “anticipates,” “believes,” “expects,” “intends” and similar expressions. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:
* We depend on a small number of customers for a significant portion of our business;
* Our results of operations may be adversely impacted by macroeconomic events;
* Reliance on third party suppliers and manufacturers may impair our ability to meet customer demands;
* If we are unable to obtain raw materials for our products at favorable prices it could adversely impact our operating performance;
* We are subject to risks associated with our foreign operations;
* We are subject to risks associated with our operations in China;
* Unseasonable weather could have a negative impact on our business and financial results;
* Our lawn and garden sales are highly seasonal which could impact our cash flow and operating results;
* Our industry is highly competitive and we may not be able to compete successfully;
* Further consolidation in the retail industry may adversely affect our profitability;
* A failure to successfully introduce new products could result in a reduction in sales and floor space at retailers that carry our products;
* The products that we manufacture could expose us to product liability claims;
* Our ability to pay our debt or seek alternative financing may be adversely impacted;
* Environmental health and safety laws, ordinances, and regulations impose risks and costs on us;
* We depend on the service of key individuals, the loss of any of which could materially harm our business;
* Unionized employees could strike or participate in a work stoppage;

* We may be required to record impairment charges for goodwill, indefinite-lived intangible assets and other long-lived assets; and
* We may not be able to acquire complementary lawn and garden product manufacturers or brands; in addition, our acquisition strategy may negatively impact our operating results, divert management’s attention from operating our core business, and expose us to other risks.
The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by or described in the forward-looking statements will occur or, if any of them do, what impact they will have on the business, results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.
CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933,
investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 3,	October 3,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$19,468	$33,609
Trade receivables, net	93,491	42,449
Inventories	101,361	90,305
Prepaid expenses and other current assets	5,955	6,315

Total current assets	220,275	172,678

Property, plant and equipment, net	40,699	44,239
Intangibles, net	53,561	53,681
Goodwill	58,643	57,494
Other noncurrent assets	5,260	6,531

Total assets	$378,438	$334,623

Liabilities and stockholder’s deficit
Current liabilities:
Trade payables	$37,380	$18,214
Accrued interest payable	5,152	5,392
Accrued expenses and other current liabilities	24,745	26,642
Revolving loan	28,500	17,500
Current portion of long-term debt and capital lease obligations	252	489

Total current liabilities	96,029	68,237

Deferred income taxes	15,865	13,672
Long-term debt	299,902	299,791
Accrued retirement benefits	51,974	51,836
Other liabilities	12,284	12,661

Total liabilities	476,054	446,197
Commitments and contingencies
Stockholder’s deficit:
Total stockholder’s deficit	(97,616)	(111,574)

Total liabilities and stockholder’s deficit	$378,438	$334,623

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Thirteen week		Thirteen week
	period ended		period ended
	April 3, 2010		March 28, 2009
Net sales	$139,379	100.0%	$142,293	100.0%

Cost of goods sold	97,578	70.0%	107,490	75.5%

Gross profit	41,801	30.0%	34,803	24.5%

Selling, general and administrative expenses	23,774	17.1%	22,502	15.8%
(Gain) loss on disposal of fixed assets	(92)	-0.1%	270	0.2%
Amortization of intangible assets	305	0.2%	304	0.2%

Operating income	17,814	12.8%	11,727	8.2%

Interest expense	6,661	4.8%	7,364	5.2%
Other expense	692	0.5%	1,073	0.8%

Income before income taxes	10,461	7.5%	3,290	2.3%

Income tax expense	2,413	1.7%	1,123	0.8%

Net income	$8,048	5.8%	$2,167	1.5%

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Twenty-six week		Twenty-six week
	period ended		period ended
	April 3, 2010		March 28, 2009
Net sales	$225,778	100.0%	$234,627	100.0%

Cost of goods sold	156,806	69.5%	171,939	73.3%

Gross profit	68,972	30.5%	62,688	26.7%

Selling, general and administrative expenses	39,671	17.6%	40,300	17.2%
(Gain) loss on disposal of fixed assets	(157)	-0.1%	302	0.1%
Amortization of intangible assets	609	0.3%	609	0.3%
Impairment charge	—	0.0%	476	0.2%

Operating income	28,849	12.8%	21,001	9.0%

Interest expense	13,482	6.0%	15,335	6.5%
Other expense	1,892	0.8%	12,436	5.3%

Income (loss) before income taxes	13,475	6.0%	(6,770)	-2.9%

Income tax expense	4,068	1.8%	1,301	0.6%

Net income (loss)	$9,407	4.2%	$(8,071)	-3.4%

ATT Holding Co.
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Thirteen week	Thirteen week
	period ended	period ended
	April 3, 2010	March 28, 2009
Net income	$8,048	$2,167

Depreciation of property, plant and equipment	3,258	4,056
Amortization of intangible assets	305	304
Interest expense	6,661	7,364
Income tax expense	2,413	1,123

EBITDA (a)	20,685	15,014

Adjustments to EBITDA:
Equity sponsor fees and other expenses (b)	1,220	517
(Gain) loss on disposal of fixed assets (c)	(92)	270
Net unrealized losses (d)	520	1,430

Adjusted EBITDA (a)	$22,333	$17,231

(a)	“EBITDA” is calculated as net income plus income tax expense, interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our Revolving Loan are tied to ratios based on this measure. During Q3 2009, Adjusted EBITDA as defined by our Revolving Loan was amended to exclude non-recurring gains. Accordingly, non-recurring gains are presented as adjustments to EBITDA. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b)	Consists of management fees paid to our private equity sponsor (Castle Harlan), non-cash (income) expense related to our postretirement plans and non-cash charges recorded in accordance with lease accounting standards due to the expensing of escalating rent on a straight-line basis.

(c)	Consists of (gains) losses on the disposition of equipment.

(d)	Q2 2010 consists primarily of an unrealized loss on a U.S. dollar bank account held by a Canadian subsidiary. Q2 2009 consists primarily of an unrealized loss on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.

ATT Holding Co.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)
(Unaudited)

	Twenty-six week	Twenty-six week
	period ended	period ended
	April 3, 2010	March 28, 2009
Net income (loss)	$9,407	(8,071)

Depreciation of property, plant and equipment	6,616	7,943
Amortization of intangible assets	609	609
Interest expense	13,482	15,335
Income tax expense	4,068	1,301

EBITDA (a)	34,182	17,117

Adjustments to EBITDA:
Equity sponsor fees and other expenses (b)	2,448	707
Impairment charges (c)	—	476
(Gain) loss on disposal of fixed assets (d)	(157)	302
Net unrealized losses (e)	1,602	16,321

Adjusted EBITDA (a)	$38,075	$34,923

(a)	“EBITDA” is calculated as net income (loss) plus income tax expense, interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our Revolving Loan are tied to ratios based on this measure. During Q3 2009, Adjusted EBITDA as defined by our Revolving Loan was amended to exclude non-recurring gains. Accordingly, non-recurring gains are presented as adjustments to EBITDA. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b)	Consists of management fees paid to our private equity sponsor (Castle Harlan), non-cash (income) expense related to our postretirement plans and non-cash charges recorded in accordance with lease accounting standards due to the expensing of escalating rent on a straight-line basis.

(c)	Consists of impairment charges for long-lived assets classified as held for sale.

(d)	Consists of (gains) losses on the disposition of equipment.

(e)	YTD 2010 consists primarily of unrealized loss related to a U.S. dollar bank account held by a Canadian subsidiary. YTD 2009 consists primarily of an unrealized loss on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.